Exhibit 32.2

CERTIFICATE OF CHIEF FINANCIAL OFFICER

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

The undersigned, who is the Controller of Coastal Banking Company, Inc. (the “registrant”) and is performing similar functions as the principal financial officer as of the time of the filing of the Quarterly Report on Form 10-Q of the registrant (the “Report”), hereby certifies as follows:

The Report, which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated this 19th day of November, 2007	/s/ Paul Garrigues
Paul Garrigues
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.